UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 3, 2014

OSAGE EXPLORATION AND DEVELOPMENT, INC.

(Exact name of small business issuer as specified in its charger)

Delaware	0-52718	26-0421736
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File No.)	Identification No.)

2445 5th Avenue, Suite 310 San Diego, CA 92131	(619) 677-3956
(Address of principal executive offices)	(Issuer’s telephone number)

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 3, 2014, we executed a third amendment to a note purchase agreement (“Amendment”), amending the $20,000,000 senior secured note purchase agreement (“Note Purchase Agreement”) with Apollo Investment Corporation (“Apollo”) dated April 27, 2012 and previously amended by first and second amendments dated April 5, 2013 and August 12, 2013, respectively. The Amendment amended certain terms of the Note Purchase Agreement, including increasing the total facility to $30 million from $20 million, extending the maturity date to April 27, 2016 from April 27, 2015, reducing the interest rate to LIBOR plus eleven percent (11%) from LIBOR plus fifteen percent (15%), providing a limited waiver for certain covenants and providing for a $5 million draw down upon execution.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1*          Third Amendment To Note Purchase Agreement Dated April 3, 2014

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned thereunto duly authorized.

OSAGE EXPLORATION AND DEVELOPMENT, INC.
(Registrant)

Date: April 3, 2014	By:	/s/ Kim Bradford
Kim Bradford
CEO & President